UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2013

WALLY WORLD MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-185694	45-5370930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Church Street New Brunswick, NJ 08901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 732-246-0439

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On October 19, 2013 the Company filed a provisional patent application with the United States Patent and Trademark Office. The provisional patent is titled “Process and System for Real-Time Mobile Video Editing.” The invention relates to a process and system for conducting real-time video editing on mobile devices, such as smart phones or tablets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2013	WALLY WORLD MEDIA, INC.

	By:	/s/ Darin Myman
Darin Myman Chief Executive Officer (Duly Authorized and Principal Executive Officer)